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                                                         EXHIBIT 5

                                                           (312) 902-5200




                                 June 14, 1996



Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois  60056

Ladies and Gentlemen:

     We have acted as counsel for Illinois Superconductor Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of 600,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan (the "Plan").

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

      1.   The Registration Statement;

      2. The Certificate of Incorporation and the Certificate of Amendment to the Certificate of Incorporation of the Company;

      3.   The By-Laws of the Company;

      4. Resolutions duly adopted by the Board of Directors of the Company relating to the Plan;

      5.   A copy of the Plan;

      6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and

      7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.


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Illinois Superconductor Corporation
June 14, 1996
Page 2

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon the foregoing, we are of the opinion that the 600,000 shares of Common Stock issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable securities of the Company.

     We hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                              Very truly yours,


                            KATTEN MUCHIN & ZAVIS